Exhibit 4.30

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED INTO BEFORE THE DATE THAT IS 4 MONTHS AND ONE DAY AFTER THE LATER OF (I) [●], AND (II) THE DATE the ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

EXERCISABLE FOLLOWING THE QUALIFIED FINANCING DATE AND PRIOR TO 4:30 P.M., TORONTO TIME, ON THE EXPIRY DATE (AS DEFINED BELOW) AT WHICH TIME THESE WARRANTS SHALL EXPIRE AND BE NULL AND VOID

WARRANTS TO PURCHASE COMMON SHARES

OF

EHAVE, INC.

Issue Date: [●], 2018

Warrant Certificate No. 201801–W[●]	Warrants to Purchase Common Shares

THIS CERTIFIES THAT, for value received, [name and address of warrantholder] (the “Holder”), being the registered holder of the Number of Warrants (as defined herein), is entitled at any time following the Qualified Financing Date (as defined herein) and prior to 4:30 p.m. (Toronto time) on the Expiry Date (as defined herein) to subscribe for and purchase such number of Common Shares (as defined herein) at the Exercise Price (as defined herein) for each Warrant exercised, subject to adjustment as set out herein, by surrendering to the Corporation at its registered and records office at 203-277 Lakeshore Road East, Oakville, ON L6J 6J3, Canada, a completed and executed subscription form, attached hereto as Exhibit “I”, and payment in full for the Common Shares (as defined herein) being purchased, which payment shall be made by certified cheque, bank draft or such other means acceptable to the Corporation in same day freely transferable funds in Toronto, Ontario.

This Warrant certificate (the “Warrant Certificate”) is issued pursuant to, and is subject to, the terms of that certain Subscription Agreement dated [●], 2018 between the Corporation and the Holder.

The Corporation shall cause a register (the “Register”) to be kept and maintained in which shall be entered the names and addresses of all holders of Warrants and the number of Warrants held by each of them.

The Corporation shall treat the Holder as the absolute owner of this Warrant for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Warrant Certificate free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Corporation and the Corporation shall not be bound to inquire into the title of any such Holder.

1.	Definitions: In this Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Adjustment Period” means the period commencing on the Qualified Financing Date and ending at the Expiry Time;

(b)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

(c)	“Common Shares” means the common shares in the capital of the Corporation;

(d)	“Conversion Price” shall mean the Qualified Financing Price multiplied by 0.75;

(e)	“Corporation” means Ehave, Inc. a corporation incorporated under the laws of Canada and its successors and assigns;

(f)	“Exercise Price” shall equal the Qualified Financing Price;

(g)	“Expiry Date” means [●], 2023;

(h)	“Expiry Time” means 4:30 p.m., Toronto, Ontario time, on the Expiry Date;

(i)	“Holder” means the holder set forth on the first page hereof;

(j)	“Issue Date” means the issue date set forth on the first page of this Warrant Certificate;

(k)	“Number of Warrants” means the [aggregate subscription price to be added] divided by the Conversion Price;

(l)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(m)	“Qualified Financing” means a financing (which may be completed in one of more tranches) by the Corporation after the date hereof for aggregate gross proceeds of not less than CDN$2,000,000; provided that such financing shall be completed in connection with the proposed listing of the Common Shares on a recognized stock exchange in Canada (which, for greater certainty, includes the TSX Venture Exchange and Canadian Securities Exchange) within two (2) months of the completion of such financing;

(n)	“Qualified Financing Date” means the closing date of the Qualified Financing;

(o)	“Qualified Financing Price” shall mean the price per security issued by the Corporation in the Qualified Financing;

(p)	“Register” has the meaning ascribed to such term on the first page hereof; and

(q)	“Warrant” shall mean a common share purchase warrant of the Corporation.

2.	Expiry Time: At the Expiry Time, all rights under the Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

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3.	Exercise Procedure:

(a)	Following the Qualified Financing Date, the Holder may exercise the right to subscribe and purchase the number of Common Shares herein provided for by delivering to the Corporation prior to the Expiry Time at its office set forth herein the subscription form, attached hereto as Exhibit “I”, duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, together with a certified cheque, bank draft or other means acceptable to the Corporation in same day freely transferable funds, payable to or to the order of the Corporation in an amount equal to the aggregate Exercise Price in respect of the Warrants so exercised. Any subscription form so surrendered shall be deemed to be surrendered only upon delivery thereof to the Corporation at its office set forth herein (or to such other address as the Corporation may notify the Holder).

(b)	Upon such delivery as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant Certificate and the Holder hereof shall become a shareholder of the Corporation in respect of the Common Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of a certificate or direct registration transaction advice evidencing the Common Shares and the Corporation shall cause such certificate or direct registration transaction advice to be couriered to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within five Business Days of such delivery.

(c)	Where required by applicable securities laws, the certificate representing the Common Shares issued upon exercise of this Warrant Certificate shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUE DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

provided that, if at any time, in the opinion of counsel to the Corporation, such legend is no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

(d)	This Warrant may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption is available from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable state securities laws and the Holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect. THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF A US PERSON UNLESS THE SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “US PERSON’ ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

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4.	Partial Exercise: Following the Qualified Financing Date, the Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of the Common Shares which the Holder was entitled to subscribe for pursuant to this Warrant Certificate and which were then not purchased.

5.	No Fractional Shares: Notwithstanding any adjustments provided for in Section 11 hereof or otherwise, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and, in any such case, the number of Common Shares issuable upon the exercise of any Warrants shall be rounded down to the nearest whole number without compensation to the Holder therefor.

6.	Exchange of Warrant Certificates: This Warrant Certificate may be exchanged for Warrant Certificates representing in the aggregate the same number of Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Common Shares at the same Exercise Price and on the same terms as this Warrant Certificate (with or without legends as may be appropriate).

7.	Transfer of Warrants: The Warrants may be transferred by the Holder completing and delivering to the Corporation the transfer form attached hereto as Exhibit "II" and upon compliance with all applicable securities laws. The transferee of a Warrant shall, after a transfer form is duly completed and upon compliance with all other reasonable requirements of the Corporation or law, be entitled to have his, her or its name entered on the Register as the owner of such Warrant, free from all equities or rights of set-off or counterclaim between the Issuer and the transferor or any previous holder of such Warrant, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

8.	Not a Shareholder: Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any Common Shares except those Common Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10.	Covenants:

The Corporation covenants and agrees that so long as any Warrants evidenced hereby remain outstanding:

(a)	until the Expiry Time, it will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted as contemplated herein;

(b)	it will use reasonable efforts: (i) to comply with securities legislation applicable to it in order that the Corporation not be in default of any material requirements of such legislation; (ii) to do or cause to be done all things necessary to preserve and maintain its corporate existence; and (iii) in the event that the Common Shares are listed on a recognized stock exchange in Canada, to maintain the listing of the Common Shares on such exchange until the Expiry Time, provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Common Shares ceasing to be listed so long as the holders of such shares receive securities of an entity which is listed on a stock exchange in Canada or cash, or the holders of such shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the rules and policies of the applicable stock exchange. All Common Shares will be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, as fully paid and non-assessable shares; and

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(c)	the Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant Certificate.

11.	Adjustments:

(a)	Adjustment: The rights of the Holder, including the number of Common Shares issuable upon the exercise of such Warrants represented by this Warrant Certificate, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section 11.

(b)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Corporation shall (i) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares; (ii) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares; or (iii) fix a record date for the issue of Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under this subsection 11(b).

(c)	Reclassifications: If and whenever at any time during the Adjustment Period, there is (i) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation (other than as described in subsection 11(b) hereof); (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation; or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder upon the exercise of each Warrant shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors of the Corporation, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

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(d)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 11(b) or 11(c) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares and Warrants purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)	The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-hundredth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 11(c), other than the events referred to in subsection 11(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event.

(d)	If at any time a question or dispute arises with respect to adjustments provided for in Section 11, such question or dispute will be conclusively determined by the auditor of the Corporation or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Corporation and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such auditor or chartered accountant with access to all necessary records of the Corporation.

(e)	In case the Corporation after the date of issuance of this Warrant takes any action affecting the Common Shares, other than action described in Section 11, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(f)	If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

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(g)	In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to this Warrant, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is effected.

(h)	As a condition precedent to the taking of any action which would require any adjustment to this Warrant, including the Exercise Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation or any successor to the Corporation or successor to the undertaking or assets of the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(i)	The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(j)	The Corporation covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Sections 11 or 12 whether or not such event gives rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date, unless giving such notice is not reasonably practicable, in which case the Corporation will give as much notice as is reasonably practicable.

(k)	In any case in which Section 11 shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities or property.

13.	Consolidation and Amalgamation:

(a)	The Corporation shall not enter into any transaction whereby all or substantially all or its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

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(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

(ii)	the Warrant and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant Certificate.

(b)	Whenever the conditions of subsection 13(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.	Representation and Warranty: The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant and the Common Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

15.	Lost Certificate: If the Warrant Certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost mutilated or destroyed.

16.	Governing Law: This Warrant shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be treated in all respects as an Ontario contract. Each of the parties hereto, irrevocably attorns to the exclusive jurisdiction of the courts of the province of Ontario with respect to all matters arising out of this Warrant Certificate.

17.	Severability: If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

18.	Headings: The headings of the articles, sections, subsections and clauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

19.	Numbering of Articles, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant Certificate.

20.	Gender: Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

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21.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

22.	Binding Effect: This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Corporation and its successors.

23.	Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

24.	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by courier or registered mail addressed as follows:

(a)	If to the Holder at the latest address of the Holder as recorded on the Register; and

(b)	If to the Corporation at:

203-277 Lakeshore Road East

Oakville, ON L6J 6J3

Any notice given as aforesaid shall conclusively be deemed to have been received by the addressee, if sent by courier, on the next following Business Day and, if sent by mail, on the fifth day following the posting thereof.

25.	Time of Essence: Time shall be of the essence hereof.

[Signature Page to Follow]

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of ______________________________, 2018.

EHAVE, INC.

Per:
Authorized Signatory

Signature Page – Ehave, Inc. Warrant Certificate

EXHIBIT “I”

SUBSCRIPTION FORM

TO:        Ehave, Inc.

203-277 Lakeshore Road East

Oakville, ON L6J 6J3

The undersigned holder of the within Warrant certificate hereby irrevocably subscribes for ___________ Common Shares of Ehave, Inc. pursuant to the within Warrant certificate and tenders herewith a certified cheque or bank draft for CDN$_________________ in full payment therefor.

The undersigned represents, warrants and certifies the undersigned is not a U.S. Person or a person in the United States, and is not acquiring any of the Common Shares issuable upon the exercise of the Warrants for the account or benefit of a U.S. Person or a person in the United States, and none of the persons listed above is a U.S. Person or a person in the United States. For purposes hereof “United States” and “U.S. Person” shall have the meanings given to such terms in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

DATED .

(Name of Subscriber - please print)

By:
(Authorized Signature)

(Official Capacity or Title - please print)

Please print name of individual whose signature appears
above if different than the name of the Subscriber printed
above.

Deliver the Common Shares as set forth below:	Register the Common Shares as set forth below:

☐ Same as Delivery Address (otherwise complete below)

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Contact Name)	(Contact Name)

(Address)	(Address)

Exhibit II – Ehave, Inc. Warrant Certificate

EXHIBIT “II”

TRANSFER FORM

To:           Ehave, Inc. (the “Corporation”)

203-277 Lakeshore Road East

Oakville, ON L6J 6J3

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to __________________________________________________________________________________________________________

________________________________________________________________________________________________(print name and address) the Warrants represented by this Warrant certificate and hereby irrevocable constitutes and appoints ____________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐           (A)           the transfer is being made only to the Corporation;

☐           (B)            the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Appendix “A” to this Exhibit “II”; or

☐           (C)           the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

In the case of a warrant certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

☐           If transfer is to a U.S. Person, check this box.

DATED this ____ day of_________________, 20____.

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW))
	)	Signature of Transferor
)
)
Guarantor’s Signature/Stamp	)	Name of Transferor

Exhibit II – Ehave, Inc. Warrant Certificate

APPENDIX “A” TO EXHIBIT “II”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:          Ehave, Inc. (the “Corporation”)

The undersigned: (a) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and (b) certifies that: (1) the undersigned is not an affiliate of the Corporation as that term is defined in the 1933 Act; (2) the offer of such securities was not made to a person in the United States and either: (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States; or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

DATED this ____day of _____, 20__.

(Name of Seller)
By:
Name:
Title:

Appendix “A” to Exhibit II – Ehave, Inc. Warrant Certificate